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                  CONSENT OF PETER M. TROUP - DIRECTOR NOMINEE

     As a nominee to become a director of the Company, I hereby consent to the inclusion in the Registration Statement of my name in that capacity.


Dated: September 4, 1997                           /s/ Peter M. Troup
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                                                   Peter M. Troup